Montgomery Coscia Greilich LLP

Certified Public Accountants

972.748.0300 p

972.748.0700 f

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 13, 2015, with respect to the consolidated financial statements of Arc Lifestyle Group Inc and its affiliate, Shanghai Fan Xi Commerce Co. Ltd. (together, the “Company”) contained in Exhibit 23.2 of the Registration Statement on Form S-1 (the “Registration Statement”). We consent to the use of the aforementioned report and to the use of our name as the Company’s registered public accounting firm, in the Registration Statement on Form S-1.

/s/ Montgomery Coscia Greilich LLP

Plano, TX

November 16, 2015

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